                                                                     Exhibit 4.6



THIS TRUST PREFERRED SECURITY IS A PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (55 WATER STREET, NEW YORK) TO EASY GARDENER PRODUCTS TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER P-2              NUMBER OF TRUST
                                    PREFERRED SECURITIES: 2,530,000

                                    CUSIP NO.

                                  [90331U 20 3]
                                 --------------

                CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                       OF

                         EASY GARDENER PRODUCTS TRUST I

                  9.40% CUMULATIVE TRUST PREFERRED SECURITIES,
              (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)

EASY GARDENER PRODUCTS TRUST I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of two million, five hundred thirty thousand (2,530,000) Trust Preferred Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the EASY GARDENER PRODUCTS TRUST I 9.40% Cumulative Trust Preferred Securities, (liquidation amount $25 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Trust Agreement of the Trust dated as of ___________, 2003, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Amended and Restated Guarantee Agreement entered into by Easy Gardener Products, Ltd., a Texas limited partnership, and Wilmington Trust Company, a Delaware banking corporation, as guarantee trustee, dated as of __________, 2003 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.




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                                      -2-

         In Witness Whereof, an Administrative Trustee (as defined in the Trust Agreement) of the Trust has executed this certificate this _______ day of _________ 2003.


                                           EASY GARDENER PRODUCTS TRUST I


                                           By:
                                              ----------------------------------
                                              Name:   Richard M. Grandy
                                              Title:  not in his individual
                                                      capacity but solely as
                                                      Administrative Trustee

                                   ASSIGNMENT

         For Value Received, the undersigned assigns and transfers this Trust Preferred Security to: _______________________________________________


                             ----------------------

        (Insert assignee's social security or tax identification number)


                       -----------------------------------

                       -----------------------------------

                    (Insert address and zip code of assignee)

and irrevocably appoints ______________________________________________________,
_______________________________________________________________________________
as agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      ------------------------------------------------------

Signature:
           ---------------------------------------------------------------------

         (Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the regulations promulgated under Securities Exchange Act of 1934, as amended.


                                      -4-